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                                                                   EXHIBIT 23(B)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 11, 1995, with respect to the consolidated financial statements of AMSERV HEALTHCARE, INC., included in the Proxy Statement of Star Multi Care Services, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of Star Multi Care Services, Inc. for the registration of 1,445,496 shares of its common stock.

                                                   /s/ ERNST & YOUNG LLP
                                         --------------------------------------
                                                    ERNST & YOUNG LLP

SAN DIEGO, CALIFORNIA
JULY 18, 1996